                                                                  EXHIBIT 99(a)

News release:

                  WENDY'S CEO, GORDON TETER, DIES UNEXPECTEDLY


Dublin, OH, Dec. 19, 1999 (NYSE:WEN) -- Gordon F. Teter, 56, chairman, CEO and president of Wendy's International passed away last night at his home of natural causes. The medical examiner will determine the exact cause of death.

"Gordon was a great friend and a tremendous leader," said Dave Thomas, founder and senior chairman. "He had a great business mind and a passion for people. He was one of the smartest men I knew, and he taught all of us how to be better businesspeople. We will miss him dearly," he added.

Teter joined the company in 1987 as executive vice president of restaurant operations, after more than 20 years in the franchised restaurant industry. He joined Wendy's board of directors in 1990 and became president and chief operating officer in 1991. He was promoted to CEO in 1995 and added the title of chairman in 1997.

Teter's leadership and innovations in restaurant operations and franchisee relations guided the Wendy's system throughout the past decade of outstanding growth and prosperity.

Teter considered one of his greatest accomplishments to be the 1995 merger of Wendy's and Tim Hortons, the coffee and fresh baked goods chain headquartered in Toronto. Tim Hortons has grown by nearly 50% in the number of restaurants and significantly increased profits in the past four years, and expanded into the United States in the Columbus, Detroit and Buffalo markets.

A Lawrence, Ind., native, Teter received his undergraduate degree from Purdue and a master's degree in business administration. He was an all-star high-school running back and played football at Purdue. He was selected on the All Big Ten Academic football team and was named MVP and captain of Purdue's baseball team.

Teter had a deep commitment to education and the cause of adoption. He was a founding trustee of the Dave Thomas Foundation for Adoption and a national judge for the Wendy's High School Heisman program. He also served on the Advisory Board of the Krannert School of Business at Purdue.

He is survived by his daughter, Molly, former wife, Carol, his mother, Bonnie, and brother Jim, both of Indianapolis. Arrangements are pending and will be made public as they are available.

Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with nearly $7 billion in systemwide sales. There are more than 5,500 Wendy's restaurants worldwide and more than 1,800 Tim Hortons restaurants in North America.

                                     -end-

                                                                  EXHIBIT 99(b)


WENDY'S CEO GORDON F. TETER DIES UNEXPECTEDLY

FOUNDER DAVE THOMAS TO SERVE AS SENIOR CHAIRMAN

SPECIAL MANAGEMENT COUNCIL FORMED

JACK SCHUESSLER AND PAUL HOUSE TO LEAD DAY-TO-DAY OPERATIONS

         DUBLIN, Ohio (December 19, 1999, 5:10 p.m.) - Wendy's International, Inc. (NYSE: WEN) announced earlier today that Chairman, Chief Executive Officer and President Gordon F. Teter, 56, died on Saturday, December 18, 1999, of sudden and unexpected natural causes. The Company made the announcement in a previously issued news release.

         "Gordon was a great friend to all of us, a tremendous leader and justifiably proud of the management team he assembled," said R. David Thomas, Wendy's founder. "We will miss him dearly.

         "The entire team at Wendy's and Tim Hortons is 100 percent committed to carrying out the strategies developed by Gordon and his executive management team. That includes building on the strategy of `Two Quality Brands, One Great Company'. It also includes managing the business with a long-term approach and continuing our commitment to the basics - quality food, consistent restaurant operations, familiar and predictable experiences for our customers and outstanding relationships with our employees and franchisees," Thomas added.

         Thomas, who founded Wendy's in 1969, will serve as Senior Chairman and actively supervise the management of the Company. Reporting to Thomas will be:

o    Chief Financial Officer Frederick R. Reed.

o    Wendy's President and Chief Operating Officer Jack Schuessler.

o    Tim Hortons President and COO Paul House.

         "Jack and Paul will lead all day-to-day business functions for Wendy's and Tim Hortons, respectively, including restaurant operations, new store development, marketing, human resources, research, product development and quality assurance," said Thomas. "There will be no change in our business and we expect that all of our employees, franchisees and suppliers will work together to ensure continuity over the coming months.

         "Fritz will continue to manage the finance, legal, treasury and investor relations functions, and he will also supervise Wendy's international division," added Thomas. "He has been an outstanding addition to our team over the past three years."

         Thomas will be a member of a newly appointed special Chairman's Management Council that will include Ronald V. Joyce (Tim Hortons Co-Founder and Senior Chairman) as chair. Also on the council will be Reed, Schuessler and House.
         "The role of the management council will be to work with our board of directors in evaluating and helping them fill the positions of Chairman and CEO," said Joyce. "Fritz, Jack and Paul worked closely with Gordon Teter over the past several years and share his vision for the future of our Company.

         "Dave and I will provide senior-level support to the entire organization, review and work with the management team on strategic planning and ensure that the special culture of our Wendy's and Tim Hortons organizations is maintained," added Joyce.

SPECIAL CHAIRMAN'S MANAGEMENT COUNCIL:

o R. David Thomas, 67, founded Wendy's in 1969 and has 55 years in the restaurant business, including six years as a Kentucky Fried Chicken franchisee. He was elected to Wendy's board in 1969 and is a member of the executive, board membership and finance committees. For the past several years Thomas has served as Senior Chairman of the Board and as the Company's advertising spokesperson. He will serve as Chairman and actively supervise management .

o Ronald V. Joyce, 68, was the franchisee of the original Tim Hortons store in Hamilton, Ontario, which opened in 1965. He became a full partner with Tim Horton in 1967, sole owner of the chain in 1975 and is currently Senior Chairman and Co-Founder of Tim Hortons. Joyce has 37 years in the restaurant business. He will serve as Chairman of the Company's executive management strategic planning committee.

o Frederick R. Reed, 51, is Chief Financial Officer and Secretary of the Company. He joined Wendy's in 1996 as Executive Vice President. Reed is a former partner at Vorys, Sater, Seymour and Pease LLP. He has 23 years of finance and legal experience. He earned a B.A. from Harvard University and a J.D. from The Ohio State University College of Law. Reed is a member of the executive, finance and board membership committees of the board.

o John (Jack) T. Schuessler, 48, is President and Chief Operating Officer of Wendy's, with responsibility for the United States and Canada. He joined Wendy's in 1976 and advanced through a series of restaurant operations positions including District Manager, Manager of Area Operations, Regional Director, Division Vice President, Senior Vice President of the Northeast Division and most recently Executive Vice President of Domestic Operations. Schuessler is a graduate of Spring Hill College, Alabama.

o Paul D. House, 56, is President and COO of Tim Hortons, with responsibility for the chain in Canada and the U.S. House joined Tim Hortons in 1985 and held titles of Vice President of Marketing, Senior Vice President of Operations and Executive Vice President. He is a former Senior Vice President of Dairy Queen Canada, Inc. House graduated from McMaster University.

         Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with about $7 billion in systemwide sales and two great brands - Wendy's and Tim Hortons. There are more than 5,500 Wendy's restaurants in the U.S., Canada and international markets. Tim Hortons has more than 1,800 restaurants in North America.

CONTACTS:
Denny Lynch       614-764-3553
John Barker       614-764-3044 (or john_barker@wendys.com)
Marsha Gordon     614-764-3019